                                                                           FINAL

                          ----------------------------

                         TOYOTA MOTOR CREDIT CORPORATION

                                       AND

                              JPMORGAN CHASE BANK,
              as Trustee with respect to such series of Securities
                    as shall be designated from time to time
                          pursuant to the terms hereof

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
              as Trustee with respect to such series of Securities
                    as shall be designated from time to time
                          pursuant to the terms hereof

                          ----------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of March 31, 2004

                          ----------------------------

                                 Debt Securities

             Supplemental to Indenture Dated as of August 1, 1991,
          and First Supplemental Indenture Dated as of October 1, 1991

     SECOND SUPPLEMENTAL INDENTURE, dated as of March 31, 2004, among TOYOTA
MOTOR CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of California (hereinafter called the "Company"), having its principal executive office located at 19001 South Western Avenue, Torrance,
California 90509, and JPMORGAN CHASE BANK, a banking corporation duly organized and existing under the laws of the State of New York (hereinafter called a
"Trustee"), having its Corporate Trust Office located at 4 New York Plaza, 15th
Floor, New York, NY 10004, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly organized and existing under the laws of the State of New York
(hereinafter called a "Trustee"), having its Corporate Trust Office located at
Trust and Securities Services, 60 Wall Street, 27th Floor, New York, NY 10005.

                                    RECITALS

     The Company and JPMorgan Chase Bank (as successor to The Chase Manhattan
Bank, N.A.) ("JPMorgan Chase"), as Trustee, have heretofore entered into an
Indenture dated as of August 1, 1991 (the "Original Indenture" and, as amended by the First Supplemental Indenture, as hereinafter defined, and this Second
Supplemental Indenture, the "Indenture") to provide for, among other things, the issuance from time to time of Securities, unlimited as to principal amount, all as provided in the Original Indenture.

     The Company, Deutsche Bank Trust Company Americas (formerly known as
Bankers Trust Company) ("Deutsche Bank"), as Trustee, and JPMorgan Chase, as
Trustee, have heretofore entered into a First Supplemental Indenture dated as of
October 1, 1991 (the "First Supplemental Indenture" and, together with the
Original Indenture, the "Amended Indenture") to provide for, among other things, the appointment of Deutsche Bank as a Trustee pursuant to the terms of the
Amended Indenture and to add to or change certain provisions of the Original
Indenture to provide for or facilitate the administration of the trusts thereunder by more than one Trustee.

     Section 901 of the Amended Indenture provides, in part, that without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Amended
Indenture to amend or supplement any provision contained therein or in any other supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then
Outstanding.

     The Company desires to enter into this Second Supplemental Indenture in order to amend and supplement certain covenants set forth in the Amended
Indenture as hereinafter provided, but only with respect to Securities that are not Outstanding on the date hereof.

     All things necessary to make this Second Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done.

     NOW, THEREFORE, the Company and each Trustee hereby agrees as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. (a) For all purposes of this Second Supplemental
Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

          (1) terms used herein in capitalized form and defined in the Amended
     Indenture shall have the meanings specified in the Amended Indenture;

          (2) the words "herein," "hereof" and "hereto" and other words of similar import used in this Supplemental Indenture refer to this
     Supplemental Indenture as a whole and not to any particular Article,
     Section or other subdivision of this Supplemental Indenture; and

          (3) the terms defined in the Recitals herein shall have the meanings specified therein.

     (b) For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural, as well as the singular; and

          (2) "Second Supplemental Indenture" or "this Supplemental Indenture"
     means this instrument as originally executed.

                                   ARTICLE II

                                  MODIFICATIONS

     SECTION 2.01. Amendment to Section 101 of the Amended Indenture. (a)
Section 101 of the Amended Indenture is hereby amended by deleting the words of
"CEDEL SA" and the accompanying definition contained therein and inserting a new definition as follows:

           "`Clearstream' means Clearstream Banking, societe anonyme."

     (b) Section 101 of the Amended Indenture is hereby further amended by replacing the definition of "Consolidated Net Tangible Assets" contained therein with the following:

               "`Consolidated Net Tangible Assets' means the aggregate amount of assets (less applicable reserves and other properly deductible items)
          after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Company and its consolidated subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles."

     SECTION 2.02. Amendment to Section 1005 of the Amended Indenture. Section
1005 of the Amended Indenture is hereby amended by replacing it in its entirety with the following:

               "The Company will not pledge or otherwise subject to any lien any of its property or assets to secure any indebtedness for borrowed money incurred, issued, assumed or guaranteed by the Company unless the Securities are secured by such pledge or lien equally and ratably with all other indebtedness secured thereby so long as such other indebtedness shall be so secured; provided that such covenant will not apply to:

                    (a) liens (excluding liens permitted under any of the
               exceptions listed in clauses (b) through (j) below) securing indebtedness which does not in the aggregate at any one time outstanding exceed 20% of Consolidated Net Tangible Assets of the
               Company;

                    (b) the pledge of any assets to secure any financing by the
               Company of the exporting of goods to or between, or the marketing thereof in, countries other than the United States of America in connection with which the Company reserves the right, in
               accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

                    (c) the pledge of receivables payable in currencies other
               than Dollars to secure borrowings in countries other than the
               United States;

                    (d) any deposit of assets of the Company in favor of any
               governmental bodies to secure progress, advance or other payments under a contract or a statute;

                    (e) any lien or charge on any property, tangible or
               intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or contemplation of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

                    (f) bankers' liens or rights of offset;

                    (g) any lien securing the performance of any contract or
               undertaking of the Company not directly or indirectly in
               connection with the borrowing of money, obtaining of advances or credit or the securing of debts, if made and continuing in the ordinary course of business;

                    (h) any lien to secure non-recourse obligations in
               connection with the Company's engaging in leveraged or
               single-investor lease transactions;

                    (i) any lien to secure payment obligations with respect to
               (1) rate swap transactions, swap options, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap
               transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions,
               currency options, credit protection transactions, credit swaps, credit default swaps, credit default options, total return swaps, credit spread transactions, repurchase transactions, reverse repurchase transactions, buy/sell-back transactions, securities lending transactions, weather index transactions, or forward purchases or sales of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), or (2) transactions that are similar those described above; and

                    (j) any extension, renewal or replacement (or successive
               extensions, renewals, or replacements), in whole or in part, of any lien, charge or pledge, referred to in the foregoing clauses
               (a) to (i), inclusive, of this Section 1005, provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus
               improvements on such property)."

     SECTION 2.03. Amendment to Section 1102 of the Amended Indenture. Section
1102 of the Amended Indenture is hereby amended by deleting the number "60"
therein and replacing it with the number "40."

     SECTION 2.04. Amendment to Section 1104 of the Amended Indenture. Section
1104 of the Amended Indenture is hereby amended by deleting the word "CEDEL" in clause (10) thereof and replacing it with the word "Clearstream."

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

     SECTION 3.01. Representations, Warranties and Covenants of the Company. The
Company makes and reaffirms as of the date of execution of this Supplemental
Indenture all of its representations, warranties, covenants and agreements set forth in the Original Indenture.

     SECTION 3.02. Representations, Warranties and Covenants of the Trustees.
Each of the Trustees reaffirms as of the date of execution of this Supplemental
Indenture all of its respective representations, warranties, covenants and agreements set forth in the Original Indenture and the Amended Indenture, as
applicable.

     SECTION 3.03. Effectiveness of Amendments. Notwithstanding any other provisions hereof, all amendments to the Amended Indenture made hereby shall have effect only with respect to Securities that are not Outstanding on the date hereof, and not with respect to Securities that are Outstanding on the date hereof.

     SECTION 3.04. Trustees Not Responsible for Recitals. The recitals contained herein shall be taken as statements of the Company, and neither Trustee assumes any responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Supplemental Indenture, except each
Trustee respectively represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder and the statements made by it in a Statement of Eligibility and Qualification on
Form T-1 supplied to the Company by it are true and accurate, subject to the qualifications set forth therein.

     SECTION 3.05. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 3.06. Successors and Assigns. All covenants and agreements in this
Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 3.07. Separability Clause. In case any provision in this
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 3.08. Benefits of Indenture. Nothing in this Supplemental
Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their respective successors under the Indenture and the Holders of Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     SECTION 3.09. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and instruments entered into and, in each case, performed in such state.

     SECTION 3.10. Continued Effect of Amended Indenture. Except as amended or supplemented by this Supplemental Indenture, the terms, conditions, covenants and agreements set forth in the Amended Indenture shall continue in full force and effect.

                                      * * *

     This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the day and year first above written.

                                       TOYOTA MOTOR CREDIT CORPORATION

                                       By: /s/ George E. Borst
                                           -------------------------------------

Attest:

    /s/ David Pelliccioni
---------------------------------------
             Secretary

                                       JPMORGAN CHASE BANK,
                                         as Trustee

                                       By:       /s/ James Nagy
                                           -------------------------------------

Attest:

    /s/ James Myers
---------------------------------------
        Assistant Secretary

                                       DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                         as Trustee

                                       By:      /s/ Annie Jaghatspanyan
                                           -------------------------------------

Attest:

      /s/ Jennifer Davis
---------------------------------------
            Associate

                                      S-1